EXHIBIT 10.5

EXTENSION AGREEMENT

This extension agreement (the "Agreement) is made as of June 29, 2016 by and between LATTICE INCORPORATED, a Delaware corporation ("Borrower"), and CANTONE ASSET MANAGEMENT, LLC, a Pennsylvania limited liability company ("Lender") (collectively, the "Parties" and singularly, a "Party").

The Lender previously extended credit to the Borrower in the amount of $580,000 on or about November 2, 2015 (the "Loan"). The Loan is evidenced and secured by (i) a Secured Promissory Note dated November 2, 2015, and (ii) a Loan and Security Agreement dated November 2, 2015 (the "Loan Documents"). The Loan is secured by a security interest in certain contracts of the Borrower. The original due date of the Note was May 2, 2016, which was extended to July 2, 2016 by an extension agreement dated April 27, 2016 (the "Due Date"), which also increased the principal amount of the Loan to $600,000.

Borrower has requested, and Lender is willing to grant, a one hundred-twenty (120) day extension for payment of the Loan, with a new due date of November 2, 2016 (the "New Due Date"), under the terms and conditions described below.

In consideration of the mutual promises contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1. Representations by Borrower. The Borrower represents as follows:

a) Borrower is able to pay interest on the Loan but not principal. Lender acknowledges that Borrower has paid all interest due on the Loan as of June 2, 2016. As of the date of this Agreement, the total principal due on the Loan is $600,000.

b) On the date of this Agreement, Borrower is not insolvent and is financially able to pay interest on the Loan, as described below.

c) The Borrower makes no admission of default or non-compliance under the Loan Documents. For purposes of financial statement reporting or obtaining credit, during the term of this Agreement, if requested by Borrower, the Lender agrees to issue a statement to the effect that the Borrower is not now in default under the Loan Documents.

2. Extension. Lender agrees to extend the Due Date under the Loan Documents to the New Due Date, and to forbear from exercising any rights Lender might have under the Loan Documents or otherwise until the New Due Date under the terms and conditions of this Agreement.

3. Conditions Precedent. Lender's agreement to the New Due Date is expressly conditioned upon the timely occurrence of each of the following events:

a) Interest and Payments. Interest will continue to accrue on the Loan at the rate of 14% per annum. Borrower has paid all accrued but unpaid interest on the Loans as of June 2, 2016 upon execution of this Agreement and pay monthly interest in arrears on the 2nd of each month on the new principal amount of $620,000 of $7,233.33 on the Loan, until principal of the Loan is fully repaid. Borrower will pay the principal and all accrued but unpaid interest on the Loan on or before the New Due Date.

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b) If, at any time during which any indebtedness under the Loan remains outstanding, Borrower defaults on any indebtedness owed by Borrower to any person (excluding trade payables under $10,000.00), Borrower must give Lender written notice of such default within five (5) days. For the purposes of this Section 4(b), "default" shall have the same meaning as defined in the Loan Documents or in any loan document relating to the indebtedness in default. Upon any such default that is not cured within five (5) days after the date of such notice (regardless of any cure period found in the Loan Documents or any loan documents related to the indebtedness in default), the default provisions found in the Loan Documents will apply: the Borrower will immediately issue to the Lender a certificate representing 2,500,000 shares of the Borrower's common stock as a late payment penalty and not as interest, and $50,000 shall be added to the principal amount of the Loan and begin accruing Default interest at the Default rate of 18%.

c) Expenses. Borrower shall pay the Lender's legal fee of $750.00 upon execution of this Agreement.

d) The Borrower shall not sell or transfer any part of the Collateral without approval of Lender. The Borrower shall not incur any debt secured by a lien on the Collateral without prior written approval of 100% of the members of the Borrower.

e) The principal amount of the Loan will increase to $620,000, effective upon execution of this Agreement, to be evidenced by a new note (the "New Note") dated June 28,2016.

f) As additional consideration for the Lender extending the Loan to the New Due Date, the Borrower will issue to the Lender, or to its order, 2,000,000 shares of the Borrower's restricted common stock, to be issued as soon as practicable after the execution of this Agreement.

4. Default. If Borrower causes any event of default under the Loan Documents, the extension of the Loan under this Agreement will immediately end, and the Lender may take any and all remedies available to the Lender under the Loan Documents for payment of principal and interest under the Loan or hereunder.

5. Modifications. The Loan Documents remain in full force and effect except as expressly modified by this Agreement. Neither this Agreement nor the Loan Documents may be amended except by an instrument in writing signed by the Parties, their successors or assigns.

IN WITNESS WHEREOF, the Parties have signed this Extension Agreement as of the 29th day of June, 2016.

LATTICE INCORPORATED

By: /s/ Paul Burgess

Paul Burgess, CEO

CANTONE ASSET MANAGEMENT, LLC:

By: /s/ Anthony J. Cantone

Anthony J. Cantone, Managing Member

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